Exhibit 10.1

THIRD AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
BY AND BETWEEN
CIFC CORP.
AND
DFR HOLDINGS, LLC

Dated as of December 2, 2013

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TABLE OF CONTENT

THIRD AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
THIS THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of December 2, 2013 (this “Agreement”), is by and between CIFC Corp., a Delaware corporation (formerly Deerfield Capital Corp.) (the “Company”), and DFR Holdings, LLC, a Delaware limited liability company (“DFR Holdings” or the “Investor,” and together with the Company, the “Parties”).
WHEREAS, DFR Holdings and CIFC Parent Holdings LLC, a Delaware limited liability company (“CIFC Parent”), have entered into that certain Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), pursuant to which DFR Holdings agreed to purchase and CIFC Parent agreed to sell to DFR Holdings all of CIFC Parent’s interests in the Company, consisting of 9,090,909 shares of Common Stock, on the terms and conditions of the Stock Purchase Agreement;
WHEREAS, following the closing of the Stock Purchase Agreement (the “Closing”), DFR Holdings will own (a) 13,636,364 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) plus such additional shares of Common Stock acquired from GE Capital Equity Investments, Inc. (“GECEII”) pursuant to GECEII’s exercise of its tag-along rights as described in the Stock Purchase Agreement, and (b) Senior Subordinated Convertible Notes in the original principal amount of twenty-five million dollars ($25,000,000) and due December 9, 2017 (the “Convertible Notes”), which are convertible into shares of Common Stock (the “Conversion Shares”);
WHEREAS, the Company, DFR Holdings and CIFC Parent are parties to the Second Amended and Restated Stockholders Agreement, dated as of September 24, 2012 (the “Original Agreement”);
WHEREAS, the execution and delivery of this Agreement is a condition to DFR Holdings entering into the Stock Purchase Agreement;
WHEREAS, pursuant to Section 5.12 of the Original Agreement, the Original Agreement may be amended by a written instrument executed by each of the Company and DFR Holdings, approved by a majority of the Independent Directors (as defined in the Original Agreement) then serving on the board of directors of the Company (the “Board”) and consented to by CIFC Parent (such consent having been given in the Stock Purchase Agreement); and
WHEREAS, this Agreement was approved by a majority of the Independent Directors (as defined in the Original Agreement) then serving on the Board at a meeting of the Independent Directors held on November 27, 2013.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

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Article I
GENERAL
Section 1.1    Effective Date. This Agreement shall not be effective, and the Parties shall not be bound by any obligations hereunder and shall remain subject to the Original Agreement, until the Closing occurs and at which time this Agreement shall be in full force and effect (the “Effective Date”).
Section 1.2    Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:
“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; provided, that for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor and the Investor shall not be deemed to be an Affiliate of the Company and its Subsidiaries. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
“Agreement” has the meaning assigned in the preamble.
“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). For purposes of this Agreement, (x) a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any “group” (as contemplated by Exchange Act Rule 13d-5(b)) of which such Person or any such Affiliate is or becomes a member, (y) for the avoidance of doubt, DFR Holdings shall be deemed to Beneficially Own the Conversion Shares (assuming all Conversion Shares then issuable pursuant to the Convertible Notes Beneficially Owned by the DFR Holdings Holders are outstanding), and (z) for the avoidance of doubt, neither the Investor nor any of its Affiliates shall be deemed to Beneficially Own the GE Shares or the GE Warrant Shares, to the extent outstanding. The term “Beneficially Own” shall have a correlative meaning.
“Board” has the meaning assigned in the recitals.

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“Cap Percentage” means, in respect of the Investor, ninety percent (90%).
“CIFC Parent” has the meaning assigned in the preamble.
“Closing” has the meaning assigned in the recitals.
“CN CDO Issuer” means each of ColumbusNova CLO Ltd. 2006-I, ColumbusNova CLO Ltd. 2006-II, ColumbusNova CLO Ltd. 2007-I and ColumbusNova CLO Ltd. 2007-II.
“Common Stock” has the meaning assigned in the recitals.
“Company” has the meaning assigned in the preamble.
“Company CDO Issuer” means each DCM CDO Issuer and each CN CDO Issuer.
“Company CDO Issuer Documents” means each final or supplemental offering memorandum, indenture and supplemental indenture, management agreement, trust agreement, collateral administration agreement, insurance agreement, hedge agreement and swap agreement entered into, or used in connection with an offering of securities, by a Company CDO Issuer.
“Company CDO Management Agreement” means the collateral management agreement between the Company or applicable Subsidiary of the Company and each Company CDO Issuer.
“Company Client” means any Person whose assets, or the assets of whose clients, are being managed by the Company or any of its Subsidiaries pursuant to an investment advisory or similar agreement.
“Company Investor” means any Person or entity that is an investor, lender or wrapper in any investments or investment products (including any collateralized debt obligations, collateralized loan obligations, funds and any separately managed accounts), whether now or hereafter existing, that are managed by the Company or any of its Subsidiaries.
“Consents” means all consents, notices, authorizations, novations, Orders, waivers, approvals, licenses, accreditations, certificates, declarations, filings or expiration of waiting periods, non-objection or confirmation by a rating agency that an action or event will not result in the reduction or withdrawal of a rating.
“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation (for the avoidance of doubt, including any certificates of designation with respect to capital stock of such Person), corporate charter or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.

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“Contract” means any written or oral contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, conditional sale contract, guarantee commitment or other arrangement, understanding, undertaking or obligation.
“Conversion Shares” has the meaning assigned in the recitals.
“Convertible Notes” has the meaning assigned in the recitals.
“Cure Period” has the meaning assigned in Section 3.1(d)(iii).
“Cure Purchase” has the meaning assigned in Section 3.1(d)(iii).
“CypressTree CLO Issuer” means each of Primus CLO I, Ltd., Primus CLO II, Ltd., Hewett's Island CLO I-R, Ltd., Hewett's Island CLO II, Ltd., Hewett's Island CLO III, Ltd., Hewett's Island CLO V, Ltd., Hewett's Island CLO VI, Ltd., WhiteBark Pine I, Ltd. and CypressTree Synthetic CDO Limited, and any co-issuer of any of the foregoing.
“DCM CDO Issuer” means each of Bridgeport CLO Ltd., Bridgeport CLO II Ltd., Buckingham CDO Ltd., Buckingham CDO II Ltd., Buckingham CDO III Ltd., Burr Ridge CLO Plus Ltd., DFR Middle Market CLO Ltd., Cumberland II CLO Ltd., Forest Creek CLO Ltd., Gillespie CLO PLC, Knollwood CDO Ltd., Knollwood CDO II Ltd., Long Grove CLO Ltd., Market Square CLO Ltd., Marquette Park CLO Ltd., Mid Ocean CBO 2000-1 Ltd., Mid Ocean CBO 2001-1 Ltd., NorthLake CDO I, Limited, Pinetree CDO Ltd., River North CDO Ltd., Rosemont CLO, Ltd., Schiller Park CLO Ltd., Valeo Investment Grade CDO Ltd., Valeo Investment Grade CDO II Ltd., Robeco CDO II Limited and Mayfair Euro CDO I B.V.
“Denominator Shares” means, as of the applicable measurement date, together, the sum of (i) the outstanding shares of Common Stock and any Other Capital Stock, (ii) the Conversion Shares issuable upon the conversion of the aggregate amount Convertible Notes then outstanding (calculated assuming all Conversion Shares then issuable pursuant to the Convertible Notes are outstanding), (iii) any issued GE Warrant Shares, and (iv) Warrant Shares issuable to the Initial Holder (as defined in the GE Warrant) upon exercise of the GE Warrant.
“DFR Holdings” has the meaning assigned in the preamble.
“DFR Holdings Holders” means, collectively, DFR Holdings and any Person that is both a stockholder of the Company and an Affiliate of DFR Holdings and any successors thereto.
“DFR Holdings Shares” means, as of the applicable measurement date, the sum of the shares of Common Stock and Other Capital Stock Beneficially Owned by the DFR Holdings Holders (including, for the avoidance of doubt, the Conversion Shares assuming all Conversion Shares then issuable pursuant to the Convertible Notes Beneficially Owned by the DFR Holdings Holders are outstanding) and any shares of Common Stock or other securities issued in respect thereof or into which such shares of Common Stock or other securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations after the date of this Agreement.

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“Dilution Notice” has the meaning assigned in Section 3.1(d)(iii).
“Director” means any member of the Board.
“Effective Date” has the meaning assigned in Section 1.1.
“Equity Interest” means any type of equity ownership in an entity, including partnership interests in a general partnership or limited partnership, membership interests in a limited liability company, stock or similar security in a corporation or the comparable instruments for any other entity or any other interest entitling the holder thereof to participate in the profits of such entity, the proceeds or the disposition of such entity or any portion thereof or to vote for the governing body of such entity.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GE Holder” has the meaning ascribed to “Investor Holder” in the GE Investment Agreement.
“GE Investment Agreement” means the Investment Agreement, dated as of September 24, 2012, by and among the Company and GECEII.
“GE Shares” means, as of the applicable measurement date, the sum of the shares of Common Stock and Other Capital Stock Beneficially Owned by the GE Holders and any shares of Common Stock or other securities issued in respect thereof or into which such shares of Common Stock or other securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations after the date of this Agreement
“GE Warrant” has the meaning ascribed to “Investor Warrant” in the GE Investment Agreement.
“GE Warrant Shares” has the meaning ascribed to “Warrant Shares” in the GE Investment Agreement.
“GECEII” has the meaning assigned in the recitals.
“Governmental Approvals” means all Consents of a Governmental Authority required in connection with the transactions contemplated hereby.
“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.
“Independent Director” means a Director who qualifies as an “independent director” of the Company under (a) the Corporate Governance Guidelines of the Company then in effect and (b)(i) applicable NASDAQ rules, as such rules may be amended, supplemented or replaced from

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time to time, or (ii) if the Common Stock is listed on a securities exchange or quotation system other than NASDAQ, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise); provided, that, notwithstanding anything herein to the contrary, a Director shall not be an “Independent Director” if such Director would not be independent of each Investor under applicable state corporate law. The fact that an individual has been designated by the Investor for nomination pursuant to this Agreement will not, in and of itself, disqualify that individual as an Independent Director
“Investor” has the meaning assigned in the preamble.
“Investor Shares” means the DFR Holdings Shares.
“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).
“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of Law or otherwise.
“Management Agreement” means the Management Agreement by and between the Company and Bounty Investments, LLC, dated as of September 24, 2012.
“NASDAQ” means the NASDAQ Stock Market LLC.
“Necessary Action” means, with respect to a specified result, all reasonable actions (to the extent not prohibited by Law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Investor Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the Constituent Documents of the Company, (iii) refraining from objecting and waiving any available statutory appraisal or similar rights, (iv) executing agreements and instruments, (v) obtaining, or causing to be obtained, all Governmental Approvals and Third Party Consents, (vi) nominating or electing any members of the Board, (vii) removing any members of the Board whom the person obliged to take the Necessary Action has the right to remove, and (viii) calling or causing to be called a special meeting of the Board or stockholders of the Company.
“New Shares” means any Equity Interests of the Company or any of its Subsidiaries, including Common Stock or Other Capital Stock, whether authorized or not by the Board or any committee of the Board, and rights, options, or warrants to purchase any Equity Interest, and securities of any type whatsoever that are, or may become, convertible into any Equity Interest; provided, however, that the term “New Shares” shall not include: (i) securities issued to employees, consultants, officers and directors of the Company, pursuant to any arrangement approved by the Board or the Board’s compensation committee; (ii) securities issued as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; (iii) securities issued

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pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided, that either (x) the Company shall have complied with Section 3.6 with respect to the initial sale or grant by the Company of such rights or agreements or (y) such rights or agreements existed prior to the Closing (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the Closing with the effect of increasing the percentage of the Company’s fully-diluted securities underlying such rights agreement shall not be included in this clause (iii)); (iv) securities issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; (v) Conversion Shares issued upon conversion of any portion of the then outstanding Convertible Notes; (vi) warrants issued to the lender in a bona fide debt financing; (vii) securities registered under the Securities Act that are issued in an underwritten public offering; (viii) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Shares pursuant to clauses (i) through (vii) above; (ix) any issuance by a Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company; (x) GE Warrant Shares issued upon exercise of any portion of the GE Warrant; and (xi) any issuance as to which the Investor elects to waive the rights set forth in Section 3.6.
“New Shares Notice” has the meaning assigned in Section 3.6(b).
“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board.
“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.
“Original Agreement” has the meaning assigned in the recitals.
“Other Capital Stock” means shares of any class of capital stock of the Company (other than the Common Stock) that are entitled to vote generally in the election of Directors.
“Outstanding Stock” means, as of the applicable measurement date, together, the sum of (i) the outstanding shares of Common Stock and any Other Capital Stock and (ii) the Conversion Shares issuable upon the conversion of the aggregate amount Convertible Notes then outstanding (calculated assuming all Conversion Shares then issuable pursuant to the Convertible Notes are outstanding).
“Parties” has the meaning assigned in the recitals.
“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.
“Pro Rata Portion” has the meaning assigned in Section 3.6(a).
“Preemptive Right” has the meaning assigned in Section 3.6(a).

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“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of September 24, 2012, by and among the Company, DFR Holdings, CIFC Parent and GECEII.
“SEC” means the United States Securities and Exchange Commission or any successor entity thereto.
“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any Party or any of their respective Subsidiaries is otherwise subject.
“Stock Purchase Agreement” has the meaning assigned in the recitals.
“Subsidiary” means, with respect to any Person, a corporation or other Person of which more than fifty percent (50%) of the voting power of the outstanding voting Equity Interests or more than fifty percent (50%) of the outstanding economic Equity Interest is held, directly or indirectly, by such Person.
“Tail Period” has the meaning assigned in Section 4.1.
“Termination Notice” has the meaning assigned in Section 5.1(a)(ii).
“Third Party Consents” means all consents or waivers or notices to any party (other than a Governmental Authority) to any Contract to which any of the Parties hereto is a party or by which any of their respective assets or properties are bound.
“Trading Day” means any day on which the Common Stock is traded on NASDAQ, or, if NASDAQ is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.
Section 1.3    Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to one gender include all genders; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the phrase “without limitation;” (iv) the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) when a reference is made in this Agreement to a Section, Schedule, Exhibit or Annex, such reference shall be to a Section, Schedule, Exhibit or Annex of this Agreement unless otherwise indicated; (vi) all references in this Agreement to “$” are intended to refer to U.S. dollars; (vii) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; and (viii) any reference to Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder. The table of contents

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and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 1.4    Disclaimer of “Group” Status. DFR Holdings hereby expressly disclaims Beneficial Ownership of any Equity Interests in the Company held by GECEII and its Affiliates. This Agreement shall not constitute a written or oral agreement by DFR Holdings or any Affiliate of DFR Holdings to act together with GECEII or any of its Affiliates for the purpose of acquiring, holding, voting or disposing of any Equity Interests in the Company.
Article II
REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties of the Company. The Company represents and warrants to DFR Holdings as of the Effective Date that:
(a)    The Company is duly incorporated, validly existing and in good standing under the Laws of Delaware with all requisite power and authority required to conduct its business as presently conducted.
(b)    The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action of the Company. No other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement.
(c)    This Agreement has been duly executed and delivered by the Company and, assuming this Agreement has been duly authorized, executed and delivered by DFR Holdings, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity, regardless of whether enforcement is sought in equity or at Law.
(d)    Other than any filings required by the Exchange Act (which the Company shall file with the SEC when and as the same is due), the execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement: (i) does not violate any provision of the Constituent Documents of the Company; and (ii)(A) does not conflict with or violate any applicable Law of any Governmental Authority having jurisdiction over the Company or any part of the properties or assets of the Company, (B) does not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which the Company is a party or by which any of its properties or assets is bound, (C) does not

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result in the creation or imposition of any Lien on any part of the properties or assets of the Company, (D) does not violate any Order binding on the Company or any part of its properties or assets, and (E) does not otherwise require any Governmental Approvals or any Third Party Consents.
Section 2.2    Representations and Warranties of the Investor. The Investor represents and warrants to the Company that as of the Effective Date:
(a)    the Investor is duly formed, validly existing and in good standing under the Laws of Delaware with all requisite power and authority required to conduct its business as presently conducted.
(b)    the Investor has all requisite limited liability power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Investor of this Agreement and the performance by the Investor of its obligations hereunder have been duly authorized by all requisite limited liability company action of the Investor. No other action on the part of the Investor or its members is necessary to authorize the execution, delivery and performance by the Investor of this Agreement.
(c)    This Agreement has been duly executed and delivered by the Investor and, assuming this Agreement has been duly authorized, executed and delivered by the Company, constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity regardless of whether enforcement is sought in equity or at Law.
(d)    Other than the filings required by Section 13 of the Exchange Act (which the Investor shall file with the SEC when and as the same is due), the execution and delivery of this Agreement by the Investor and the performance by the Investor of its obligations under this Agreement: (i) does not violate any provision of the Constituent Documents of the Investor; and (ii)(A) does not conflict with or violate any applicable Law of any Governmental Authority having jurisdiction over the Investor or any part of the properties or assets of the Investor, (B) does not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which the Investor is a party or by which any of its properties or assets is bound, (C) does not result in the creation or imposition of any Lien on any part of the properties or assets of the Investor, (D) does not violate any Order binding on the Investor or any part of its properties or assets, and (E) does not otherwise require any Governmental Approvals or any Third Party Consents.
Article III
BOARD OF DIRECTORS

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Section 3.1    Board of Directors.
(a)    Size of the Board. The Board shall consist of eleven (11) Directors. The Investor agrees to take, or cause to be taken, all other Necessary Action, to ensure that (x) the number of Directors constituting the Board shall be set and remain at eleven (11) Directors and (y) each directorship shall be subject to reelection at each annual meeting of the Company’s Stockholders (i.e., the Board will not be “classified” or “staggered”).
(b)    Board Composition. Subject to Section 3.1(d) and Section 3.1(k) below, (1) the Board shall nominate or cause to be nominated, and shall recommend for election, individuals to serve as Directors in accordance with the designations in this Section 3.1(b) and (2) the Investor agrees to take, or cause to be taken, all Necessary Action, to ensure that at each annual or special meeting of stockholders at which an election of Directors is held or pursuant to any written consent of the stockholders, in each case that includes as a matter to be acted upon by the stockholders the election of directors (including, without limitation, the filling of a vacancy existing on the Board), such persons shall be elected to the Board:
(i)    six (6) Directors designated by DFR Holdings (initially such Directors shall be Andrew Intrater, Jason Epstein, Paul Lipari and such other individuals designated by DFR Holdings on the Effective Date);
(ii)    the Company’s then serving Chief Executive Officer (the “CEO Director”);
(iii)    three (3) Independent Directors designated by the Nominating Committee; provided, that the initial Independent Directors shall be Frederick Arnold, Robert B. Machinist and Frank C. Puleo; and
(iv)    one (1) Director designated by the Nominating Committee.
(c)    Removal; Vacancy.
(i)    Except as provided in Section 3.1(d) or as required by applicable Law, no Director designated pursuant to Section 3.1(b) above may be removed from office unless (A) in the case of a Director designated by DFR Holdings pursuant to Section 3.1(b)(i), such removal is directed or approved by DFR Holdings, (B) in the case of a Director designated pursuant to Section 3.1(b)(iii) or Section 3.1(b)(iv), such removal is directed or approved by the Nominating Committee, (C) in the case of the CEO Director, pursuant to Section 3.1(c)(iii). The Investor shall vote its Investor Shares and take, or shall cause to be taken, all other Necessary Action to effect any removal contemplated by this Section 3.1(c), subject, in the case of a removal pursuant to clause (B) of this Section 3.1(c)(i), to the prior approval of the Nominating Committee.
(ii)    Except as provided in Section 3.1(d), (A) upon the death, disability, retirement, resignation or other removal of a Director designated by DFR Holdings pursuant to Section 3.1(b)(i) above, the Board shall appoint as a Director to fill the vacancy so

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created an individual designated by DFR Holdings, and (B) upon the death, disability, retirement, resignation or other removal of a Director designated by the Nominating Committee pursuant to Section 3.1(b)(iii) or Section 3.1(b)(iv), the Board shall appoint as a Director to fill the vacancy so created an individual designated by the Nominating Committee.
(iii)    If for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the Company shall seek to obtain the immediate resignation of the CEO Director as a Director of the Company contemporaneously with such CEO Director’s termination of service to the Company as its Chief Executive Officer. In the event such resignation is not effective within ten (10) days of such termination of service, upon the written request of the Investor, the Company shall call a special meeting of stockholders or seek the written consents of stockholders, in each case to approve or consent to the removal of the CEO Director (to the extent permitted by Law and the Company’s Constituent Documents). In connection with any such meeting or written consent, the Investor shall vote its Investor Shares (A) to remove the former Chief Executive Officer from the Board if such individual has not previously resigned as a Director (to the extent permitted by Law and the Company’s Constituent Documents) and (B) to elect such person’s replacement as Chief Executive Officer of the Company (if any) as the new CEO Director. Any employment agreement between the Company and the Chief Executive Officer of the Company shall contain a requirement that the Chief Executive Officer of the Company resign as the CEO Director contemporaneous with termination of his service as the Chief Executive Officer of the Company. Notwithstanding anything to the contrary in the foregoing, an individual who formerly served as the CEO Director and/or Chief Executive Officer of the Company may be nominated, designated, and/or elected as a Director of the Company (other than the CEO Director) in accordance with Section 3.1(b) above.
(d)    Loss of DFR Holdings’ Right to Designate Director.
(i)    If the Investor Shares represent less than fifty percent (50%) but at least forty percent (40%) of the Outstanding Stock, the number of Directors that DFR Holdings shall be entitled to designate pursuant to Section 3.1(b)(i) shall be reduced to five (5). If the Investor Shares represent less than forty percent (40%) but at least thirty percent (30%) of the Outstanding Stock, the number of Directors that DFR Holdings shall be entitled to designate pursuant to Section 3.1(b)(i) shall be reduced to four (4). If the Investor Shares represent less than thirty percent (30%) but at least ten percent (10%) of the Outstanding Stock, the number of Directors that DFR Holdings shall be entitled to designate pursuant to Section 3.1(b)(i) shall be reduced to two (2). If the Investor Shares represent less than ten percent (10%) but at least five percent (5%) of the Outstanding Stock, the number of Directors that DFR Holdings shall be entitled to designate pursuant to Section 3.1(b)(i) shall be reduced to one (1). For the avoidance of doubt, if DFR Holdings ceases to Beneficially Own Investor Shares representing at least five percent (5%) of the Outstanding Stock, DFR Holdings shall not be entitled to designate any Director pursuant to Section 3.1(b)(i).
(ii)    To the extent that DFR Holdings ceases to have the right to designate a Director pursuant to Section 3.1(d)(i), if requested by a majority of the Directors then

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serving on the Board (other than any Director designated by DFR Holdings), DFR Holdings shall promptly take all Necessary Action to cause the resignation of that number of DFR Holdings -designated Directors as is required to cause the remaining number of DFR Holdings-designated Directors to conform to Section 3.1(d)(i); provided, that DFR Holdings shall not be required to cause any DFR Holdings-designated Director(s) to resign in accordance with this Section 3.1(d)(ii) as a result of a dilution of the Investor Shares (other than dilution resulting from the issuance of New Shares) unless and until the Company complies with procedures in Section 3.1(d)(iii) below. Promptly following any such resignation in accordance with this Section 3.1(d)(ii), (A) if immediately following such resignation the number of Directors serving on the Board is eight (8) or more, DFR Holdings shall take, or cause to be taken, all Necessary Action to reduce the size of the Board by the number of Directors who have so resigned, and (B) if immediately following such Director’s resignation the number of Directors serving on the Board is less than eight (8), if and only if requested by a majority of the Independent Directors then serving on the Board, DFR Holdings shall take, or cause to be taken, all Necessary Action to reduce the size of the Board by the number of Directors who have so resigned.
(iii)    Notwithstanding anything in Section 3.1(d)(i) or Section 3.1(d)(ii) to the contrary, if the Investor Shares represent a percentage of Outstanding Stock that is less than the applicable minimum percentage specified in Section 3.1(d)(i) as a result of dilution of the Investor Shares, other than dilution resulting from the issuance of New Shares, the Company shall deliver a written notice to the Investor of such dilution event (the “Dilution Notice”). If (A) within twenty (20) days following receipt of the Dilution Notice, DFR Holdings gives the Company a written notice of its intention to acquire, directly or indirectly through its Affiliates, an amount of Common Stock, Other Capital Stock or Convertible Notes, such that immediately following such acquisition the Investor Shares represent a percentage of Outstanding Stock equal to the applicable minimum percentage of Outstanding Stock specified in Section 3.1(d)(i), as applicable (a “Cure Purchase”) within ninety (90) days of the Company’s receipt of the Dilution Notice (the “Cure Period”) and (B) the Cure Purchase is consummated during the Cure Period, then DFR Holdings shall not be required to cause any Director(s) designated by DFR Holdings to resign in accordance with Section 3.1(d)(ii).
(e)    Eligible Investor Shares. For the purpose of determining the number of Directors DFR Holdings shall be entitled to designate for nomination pursuant to this Section 3.1 at a stockholder meeting, the Investor Shares shall be calculated as of the close of business on the last Trading Day of the month immediately prior to the date on which the Nominating Committee designates the Independent Director nominees for election at the relevant stockholder meeting.
(f)    Company Solicitation. The Company shall cause each individual designated in accordance with Section 3.1(b) to be included in the Board’s “slate” of nominees for the applicable meeting of stockholders and shall use commercially reasonable best efforts to solicit from its stockholders eligible to vote for the election of Directors proxies (i) in favor of the election of such individuals and (ii) against removal of each such individual (to the extent such individual is serving as a Director).

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(g)    Compensation and Benefits. The compensation and benefits of all Directors shall be determined with the approval of a majority of the Board and a majority of Independent Directors.
(h)    Indemnification. Notwithstanding anything to the contrary in Section 3.1(g), the Company shall to the maximum extent permitted under applicable Law, indemnify and provide for the advancement of expenses to each Director designated by the Investor, from and against any and all losses which may be imposed on, incurred by, or asserted against such Director in any way relating to or arising out of, or alleged to relate to or arise out of, the Director’s service in that capacity pursuant to the Company’s Constituent Documents and an indemnification agreement in the form heretofore provided to the Investor.
(i)    Insurance. The Directors designated by the Investor shall be covered by the directors’ and officers’ liability insurance and fiduciary liability insurance carried by the Company in an amount reasonably acceptable to the Investor.
(j)    No Liability for Election of Recommended Directors. Neither DFR Holdings nor any Affiliate of DFR Holdings, shall have any liability as a result of designating an individual for election as a Director for any act or omission by such designated individual in his or her capacity as a Director of the Company, nor shall DFR Holdings have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.
(k)    Designating Directors. Any Person designated as a Director pursuant to Section 3.1(b) by DFR Holdings or the Nominating Committee shall be subject to satisfaction of the requirements of applicable Law and corporate governance policies adopted by the Board.
Section 3.2    Controlled Company Exemption.
(a)    The Investor shall take all Necessary Action for the Company to be treated as a “controlled company” as defined by Rule 5615(c) of the NASDAQ Marketplace Rules and make all necessary filings and disclosures associated with such status. If, at any time, the Company ceases to qualify as a “controlled company” under NASDAQ Marketplace Rules, the Investor shall take, or cause to be taken, all Necessary Action to cause a sufficient number of their designees (including Directors designated pursuant to Section 3.1(b)(iii)) to qualify as Independent Directors to ensure that the Board complies with applicable NASDAQ Marketplace Rules regarding the independence of the Board within the time periods specified under Rule 5615(c)(3) of the NASDAQ Marketplace Rules.
(b)    For so long as the Company qualifies as a “controlled company” as defined by Rule 5615(c) of the NASDAQ Marketplace Rules, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination.
Section 3.3    Committee Membership.

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(a)    The Board shall establish and maintain:
(i)    a compensation committee, which shall include at least one (1) Independent Director;
(ii)    a Nominating Committee which shall be comprised of three (3) Directors, including (A) two (2) Directors designated by DFR Holdings so long as the Investor Shares represent at least forty percent (40%) of the Outstanding Stock or one (1) Director designated by DFR Holdings so long as DFR Holdings has the right to designate at least two (2) Directors to the Board pursuant to Section 3.1, and (B) the remainder of the Directors shall be Independent Directors designated to the Nominating Committee by approval of a majority of the Board; and
(iii)    to the extent required by applicable Law, an audit committee, which shall have at least three (3) members and be comprised entirely of Independent Directors who meet the independence requirements for audit committee members promulgated by NASDAQ and the SEC (including Rule 5605(c)(2) of the NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act). The Nominating Committee shall take, or cause to be taken, all Necessary Action to cause a sufficient number of the Independent Directors designated pursuant to Section 3.1(b)(iii) to meet the independence requirements for audit committee members promulgated by NASDAQ and the SEC (including Rule 5605(c)(2) of the NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act).
(b)    The Board shall not establish or maintain any other committees without the prior written consent of the Investor. Without limitation of the foregoing, the strategic committee of the Board shall be dissolved on or prior to the Effective Date and shall not be re-formed without the prior written consent of the Investor.
Section 3.4    Board Observers. In addition to the rights of DFR Holdings in Section 3.1, DFR Holdings (for so long as the Investor Shares represent at least fifteen percent (15%) of the Outstanding Stock) shall be entitled to designate one observer to attend (but not vote) at all meetings of the Board and each committee of the Board; provided, that notwithstanding anything herein to the contrary, the Board or such committee may exclude any such observer from access to any materials or meeting or portion thereof if (a) the Board or such committee (as applicable) determines in good faith to so exclude such observer, including if the Board or such committee (as applicable) determines in good faith that upon advice of counsel, such exclusion is reasonably necessary to preserve the attorney-client privilege or (b) such observer has not entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company.
Section 3.5    Transactions with Related Persons. The Company shall not, and shall not permit any Subsidiary of the Company to, without first having obtained the approval of a majority of the Independent Directors (whether at a meeting of the Board or any committee thereof, or in writing), enter into or commit to enter into any Contract, arrangement or understanding between (x) the Company and its direct or indirect Subsidiaries, on the one hand, and (y) the Investor, any Affiliate of the Investor or any related person within the meaning of

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Item 404 of Regulation S-K promulgated under the Exchange Act, on the other hand, in each case, other than (i) transactions that do not constitute a transaction with a related person within the meaning of Item 404 of Regulation S-K promulgated under the Exchange Act (treating the Investor and each of its Affiliates as a related person for such purposes) and (ii) this Agreement, the Registration Rights Agreement, the Convertible Notes and the Management Agreement, and the transactions contemplated by each of the foregoing Contracts (each as in effect on the Effective Date, without giving effect to any amendment or modification thereto, or waiver thereunder, unless such amendment, modification or waiver was approved by a majority of the Independent Directors then serving on the Board pursuant to this Section 3.5).
Section 3.6    Preemptive Rights.
(a)    For so long as the Investor Beneficially Owns Investor Shares representing at least five percent (5%) of the Denominator Shares, the Investor shall have, the right to purchase, in accordance with the procedures set forth herein, its pro rata portion, calculated based on the number of the Investor Shares as a percentage of the Denominator Shares prior to issuance of the New Shares (the Investor’s “Pro Rata Portion”) of any New Shares that the Company may, from time to time, propose to sell and issue (hereinafter referred to as the “Preemptive Right”).
(b)    In the event that the Company proposes to issue and sell New Shares, the Company shall notify the Investor in writing with respect to the proposed New Shares to be issued (the “New Shares Notice”). Each New Shares Notice shall set forth: (i) the number of New Shares proposed to be issued by the Company and the purchase price therefor; (ii) the Investor’s Pro Rata Portion of such New Shares; and (iii) any other material term (including, if known, the expected date of consummation of the purchase and sale of the New Shares).
(c)    The Investor (together with its Affiliates) shall be entitled to exercise its right to purchase New Shares by delivering an irrevocable written notice to the Company within fifteen (15) days from the date of receipt of any such New Shares Notice specifying the number of New Shares to be subscribed, which in any event can be no greater than the Investor’s Pro Rata Portion of such New Shares at the price and on the terms and conditions specified in the New Shares Notice.
(d)    If the Investor (together with its Affiliates) does not elect within the applicable notice period described above to exercise its Preemptive Rights with respect to any of the New Shares proposed to be sold by the Company, the Company shall have ninety (90) days after expiration of such notice period to sell such unsubscribed New Shares proposed to be sold by the Company, at a price and on terms no more favorable to the purchaser than those set forth in the New Shares Notice. If the Company does not consummate the sale of the unsubscribed New Shares in accordance with the terms of the New Shares Notice within such ninety (90)-day period, then the Company may not issue or sell such New Shares unless it sends a new New Shares Notice and once again complies with the provisions of this Section 3.6 with respect to such New Shares.

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(e)    The Investor (together with its Affiliates) shall take up and pay for any New Shares that the Investor (together with its Affiliates) has elected to purchase pursuant to the Preemptive Right upon closing of the issuance of the New Shares, and shall have no right to acquire such New Shares if the issuance thereof shall not be consummated.
Section 3.7    Standstill.
(a)    The Investor shall not acquire Beneficial Ownership of shares of Common Stock or Other Capital Stock, or any security which is convertible into Common Stock or Other Capital Stock if such acquisition would result in the Investor Beneficially Owning a percentage of the Outstanding Stock that is equal to or greater than the Cap Percentage, except:

(i)    if such acquisition is pursuant to (A) a tender offer or exchange offer for outstanding shares of Common Stock made by the Investor or of any Affiliate thereof and is approved by not less than a majority of the Independent Directors or (B) a tender offer or exchange offer made by the Investor or any Affiliate thereof for outstanding shares of Common Stock and where not less than a majority of the Subject Shares (as defined below) are tendered into such offer;
(ii)    acquisitions of Common Stock issued (including pursuant to exercise of stock options granted) to any Director designated by the Investor in respect of such Director’s service on the Board;
(iii)    acquisitions of Common Stock pursuant to any stock split, stock dividend or the like effected by the Company; and
(iv)    acquisitions approved by a majority of the Independent Directors then serving on the Board (including pursuant to any merger, acquisition or other transaction that is approved by a majority of the Independent Directors then serving on the Board).
As used in this Section 3.7(a), “Subject Shares” means the then outstanding shares of Common Stock and Other Capital Stock not Beneficially Owned by the Investor.
(b)    All of the restrictions set forth in this Section 3.7 shall terminate in respect of the Investor upon the earlier to occur of:
(i)    the entry by the Company into a definitive agreement with any Person providing for: (x) a recapitalization, merger, share exchange, business combination or similar extraordinary transaction as a result of which the Persons that Beneficially Own the voting securities of the Company (immediately prior to the consummation of such transaction) would cease to (immediately after consummation of such transaction) Beneficially Own voting securities entitling them to vote a majority or more of the Outstanding Stock in the elections of directors of the Company at any annual or special meeting (or, if the Company is not the surviving or resulting entity, the equivalent governing body of such surviving or resulting entity); (y) a sale of all or substantially all of the assets the Company (determined on a consolidated basis), in one transaction or series of related transactions; or (z) the acquisition (by purchase,

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merger or otherwise) by any Person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act) of Beneficial Ownership of voting securities of the Company entitling that Person to vote a majority of the Outstanding Stock (the transactions described in clauses (x), (y) and (z) of this subsection being each hereinafter referred to as a “Transaction Agreement”); and
(ii)    such date as the Investor Shares represent less than five percent (5%) of the Outstanding Stock (after giving effect to any Cure Purchase hereunder).
(c)    Notwithstanding anything to the contrary in Section 5.1 and Section 5.12, the provisions of this Section 3.7 may not be terminated, amended or modified unless such termination, amendment or modification is approved by a majority of the Independent Directors then serving on the Board.
Article IV
NON SOLICITATION
Section 4.1    Non Solicitation.
(a)    Without the consent of the Board, for so long as the Investor holds Investor Shares representing at least five percent (5%) of the Outstanding Stock and for twelve (12) months thereafter (the “Tail Period”), the Investor and its Affiliates shall not, directly or indirectly:
(i)    solicit for employment or any similar arrangement or hire any employee of the Company or any of its Affiliates; provided, however, that this Section 4.1 shall not prohibit the hiring of a person (A) whose employment has been terminated by the Company without any solicitation or encouragement by the Investor or any of its Affiliates more than six (6) months prior to the date of the solicitation or hiring of such person by the Investor or any of its Affiliates or (B) who responds to general solicitations of employment through advertisements or other means not targeted specifically to such employees; or
(ii)    solicit, or attempt to solicit or induce, on behalf of any Person other than the Company or any of its Subsidiaries, any person or entity that is (or was during the one (1) year period prior to any solicitation by the Investor or its Affiliates) a Company Investor or Company Client or an investment advisor or collateral manager to any Company Investor or Company Client to (A) terminate, reduce or otherwise adversely modify its relationship with the Company or any of its Subsidiaries, or (B) to otherwise use the investment management services provided by a Person other than the Company or any of its Subsidiaries.
(b)    So long as the Investor or any of its Affiliates owns (other than in a fiduciary capacity or subject to a similar duty or standard of care) any Equity Interests or debt securities issued by any, as applicable, Company CDO Issuer or CypressTree CLO Issuer and the Company or its Affiliates (or its successor if such successor is Affiliated with the Company) is the manager under the applicable Company CDO Management Agreement or CypressTree CLO Management Agreement, respectively, the Investor agrees (and agrees to cause its Affiliates)

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(i) not to vote such Equity Interests or debt securities in favor of the redemption of any securities issued by such Company CDO Issuer or CypressTree CLO Issuer under any indenture among the Company CDO Issuer Documents or CypressTree CLO Issuer Documents, respectively, and (ii) not to vote in favor of removal of the Company or any of its Affiliates as the manager under such Company CDO Management Agreement or CypressTree CLO Management Agreement.
Article V
MISCELLANEOUS
Section 5.1    Termination of Agreement.
(a)    This Agreement shall continue in effect until:
(i)    Terminated by written agreement of the Company and DFR Holdings; or
(ii)    Terminated by the Company with fifteen (15) days’ prior written notice to the Investor (the “Termination Notice”) upon such time as the Investor Shares represent less than five percent (5%) of the Outstanding Stock; provided, however, that this Section 5.1(a)(ii) shall apply only if, prior to delivery by the Company of the Termination Notice to the Investor, the Company has delivered to the Investor a Dilution Notice in accordance with Section 3.1(d)(iii) hereof (mutatis mutandis) and the Investor has not, within the respective time periods specified in Section 3.1(d)(iii) (mutatis mutandis), given the Company written notice of their intention to effect a Cure Purchase and consummated such Cure Purchase.

(b)    The obligations of the Investor pursuant to Section 4.1 shall survive the termination of this Agreement as to the Investor until the expiration of the Tail Period. .
Section 5.2    Expenses. Except as otherwise expressly set forth herein, each party hereto shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated hereby.
Section 5.3    Notices. All notices, demands and other communications pertaining to this Agreement (“Notices”) shall be in writing and addressed as follows:
If to the Company:

CIFC Corp.
250 Park Avenue, 5th Floor
New York, NY 10177
Attention: Robert C. Milton III
E-mail: rmilton@cifc.com

with copies to:

Davis Polk & Wardwell LLP

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450 Lexington Avenue
New York, NY 10017
Attention: William H. Aaronson, Esq.
Facsimile: 212-701-5397
E-mail: william.aaronson@davispolk.com

If to DFR Holdings:

DFR Holdings, LLC
c/o Columbus Nova
900 Third Avenue, 19th Floor
New York, NY 10022
Attention: Paul Lipari
Facsimile: (212) 308-6623

with copies to:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attention:    James C. Gorton, Esq.
David S. Allinson, Esq.
Facsimile:    (212) 751-4864
E-mail:        James.Gorton@lw.com
David.Allinson@lw.com

Notices shall be deemed given (a) on the first (1st) business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery, (b) upon machine generated acknowledgement of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day or (c) when sent, if sent by electronic mail before 5:00 p.m. on a business day at the location of receipt and otherwise the next following business day. Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.
Section 5.4    Governing Law. EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO THE ELECTION OR REMOVAL OF DIRECTORS ARE APPLICABLE, THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.
Section 5.5    Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably consents and agrees that any action, suit or proceeding arising in

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connection with any disagreement, dispute, controversy or claim, in whole or in part, arising out of, related to, based upon or in connection with this Agreement or the subject matter hereof shall be brought only in the courts of the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise. Each party hereby (i) consents to service of process in any such action in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.3, shall constitute good and valid service of process in any such action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.
Section 5.6    Specific Performance. The parties to this Agreement each acknowledge that each party would not have an adequate remedy at law for money damages in the event that any of the covenants hereunder have not been performed in accordance with their terms, and therefore agree that each other party hereto shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which such Party may be entitled. Each of the Parties hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.
Section 5.7    Waiver of Jury Trial. The parties each hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matters (whether sounding in tort, contract or otherwise) in any way arising out of, related to or connected with this Agreement or the transactions contemplated hereby.
Section 5.8    Binding Effect; Persons Benefiting; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the other party hereto, this Agreement may not be assigned by either party hereto and any purported assignment made without such consent shall be null and void.

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Section 5.9    Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.
Section 5.10    Entire Agreement. This Agreement, including the Schedules, Exhibits, Annexes, certificates and lists referred to herein, any documents executed by the Parties simultaneously herewith or pursuant thereto constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the Parties with respect to such subject matter (including without limitation, the Original Agreement). Each of the Company and DFR Holdings hereby agrees, approves and consents, by its signature hereto, that the Original Agreement be, and hereby is, amended and restated in its entirety to read as set forth herein.
Section 5.11    Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of their invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 5.12    Amendments and Waivers. This Agreement may not be amended, altered or modified except by written instrument executed by the Investor and the Company and approved by a majority of the Independent Directors then serving on the Board (whether at a meeting of the Board or any committee thereof, or in writing); provided, however, that this Agreement may be amended without the consent of the Investor if the Investor Shares represent less than five percent (5%) of the Outstanding Stock (after giving effect to any Cure Purchase hereunder), except that Section 4.1 may not be so amended in a manner that adversely affects the Investor without the Investor’s consent. The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Any waiver made by any party hereto in connection with this Agreement shall not be valid unless agreed to in writing by such party.
Section 5.13    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

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Section 5.14    Mutual Drafting; Interpretation. Each party hereto has participated in the drafting of this Agreement, which each such party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
COMPANY:

CIFC CORP.

By:    /s/ Robert C. Milton III
Name:    Robert C. Milton III
Title:    General Counsel and Secretary

DFR HOLDINGS:

DFR HOLDINGS, LLC

By:    /s/ Andrew Intrater
Name: Andrew Intrater
Title:    Authorized Signatory

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